UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2005

R.H. Donnelley Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-07155	13-2740040

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, North Carolina		27513

(Address of Principal Executive Offices)		(Zip Code)

R.H. Donnelley Inc.*

(Exact Name of Registrant as Specified in Charter)

Delaware	333-59287	36-2467635

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, North Carolina		27513

(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (919) 297-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% senior notes due 2010 and 10 7/8% senior subordinated notes due 2012 and is now subject to the filing requirements of Section 15(d) as a result of such notes. As of January 10, 2005, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 PRESS RELEASE DATED 1-10-05

Item 7.01. Regulation FD Disclosure.

     On January 10, 2005, the R.H. Donnelley Corporation (the “Company”) issued a press release announcing that it had entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain investment partnerships affiliated with The Goldman Sachs Group, Inc. to repurchase approximately 50% of our outstanding Preferred Stock from such investment partnerships.

     In the same press release, we provided updated guidance for certain projected financial results for fiscal 2005 from the projected financial results previously provided in our Form 8-K furnished to the Securities and Exchange Commission on December 7, 2004. This updated guidance includes forward-looking statements and assumptions, some of which are subject to numerous uncertainties and are difficult to predict, and should not be relied upon as being necessarily indicative of future results.

     The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The press release should be read together with the information contained in the reports that the Company files with the Securities and Exchange Commission, including the financial statements and related notes contained in those reports.

     The press release contains the non-GAAP financial measures of adjusted EBITDA outlook, adjusted operating income, free cash flow outlook, adjusted expected diluted shares outstanding and adjusted diluted earnings per share outlook. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the press release of these measures to the most directly comparable GAAP financial measure. As described in the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on October 28, 2004, the Company believes these non-GAAP financial measures more accurately reflect the underlying results of operations and thus present more useful profitability, cash generation and debt service capacity information for the Company’s investors.

     In addition, the Company will record a reduction from earnings available to common stockholders of approximately $137 million to reflect the estimated loss on the repurchase of the Preferred Stock in the first quarter of 2005.

     This information is being furnished under Items 7.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01. Financial Statements and Exhibits.

     (c)     Exhibits.

Exhibit Number	Description

99.1	Press release dated January 10, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President and General Counsel

R.H. Donnelley Inc.
	By:	/s/ Robert J. Bush
		Name:	Robert J. Bush
Date: January 11, 2005		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 10, 2005